LIST OF SUBSIDIARIES

U.S. Geothermal Inc. (incorporated in the State of Idaho)
U.S. Geothermal Services, LLC (organized in the State of Delaware)
Nevada USG Holdings, LLC (organized in the State of Delaware)
USG Nevada LLC (organized in the State of Delaware)
Nevada North USG Holdings, LLC (organized in the State of Delaware)
USG Nevada North LLC (organized in the State of Delaware)
USG Gerlach LLC (organized in the State of Delaware)
Gerlach Geothermal, LLC (organized in the State of Delaware)
Oregon USG Holdings, LLC (organized in the State of Delaware)
USG Oregon LLC (organized in the State of Delaware)
U.S. Geothermal Guatemala, S.A. (organized in Guatemala)
Raft River Energy I LLC (organized in the State of Delaware)
Geysers USG Holdings Inc. (incorporated in the State of Delaware)
Western GeoPower, Inc. (incorporated in the State of California)
USG Mayacamas Inc. (incorporated in the State of Delaware)
Mayacamas Energy LLC (organized in the State of California)
Skyline Geothermal Holding, Inc. (incorporated in the State of Delaware)
Skyline Geothermal LLC (organized in the State of Delaware)
Earth Power Resources Inc. (incorporated in the State of Delaware)
Idaho USG Holdings, LLC (organized in the State of Delaware)